                               File No.: 333-27985

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                          POTTERS FINANCIAL CORPORATION
                          -----------------------------
             (Exact name of Registrant as specified in its Articles)

             Ohio                                         34-1817924
-------------------------------                      ----------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                      Identification Number)

                    519 Broadway, East Liverpool, Ohio 43920
                    ----------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  Potters Bank
                         401(k) Retirement Savings Plan
                         ------------------------------
                            (Full title of the plan)

                                  Potters Bank
                        Attention: Edward L. Baumgardner
                    519 Broadway, East Liverpool, Ohio 43920
                    ----------------------------------------
                     (Name and address of agent for service)

                                 (330) 385-0770
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                                          CALCULATION OF REGISTRATION FEE

Title of securities   Amount to be        Proposed maximum            Proposed maximum           Amount of
  to be registered   registered (1)  offering price per share(2)  aggregate offering price   registration fee
-------------------  --------------  ---------------------------  ------------------------   ----------------
Common Shares            50,000                $21.00                    $1,050,000                 $319
 No par value

----------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for purposes of calculating the registration fee; based upon the average of the high and low sale prices for a share of Potters Financial Corporation on May 27, 1997, as quoted on The Nasdaq SmallCap Market.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits.

         See the Exhibit Index attached hereto.

         A copy of the original Internal Revenue Service (the "IRS") determination letter is included herewith as Exhibit 5. The Registrant hereby undertakes to submit amendments to the Plan to the IRS in a timely manner and to make those changes, if any, required by the IRS in order for the Plan to qualify as a tax- qualified employee benefit plan meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Liverpool, State of Ohio, on May 25, 2000.

                                                 POTTERS FINANCIAL CORPORATION


                                                 By  /s/ Anne S. Myers
                                                     ------------------
                                                     Anne S. Myers
                                                     Vice President, Secretary,
                                                     Chief Financial Officer
                                                     and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

By  /s/ Edward L. Baumgardner                    By  /s/ Anne S. Myers
    -------------------------                        -----------------
    Edward L. Baumgardner                            Anne S. Myers
    President, Chief Executive Officer               Vice President, Secretary,
    and Director                                     Chief Financial Officer
                                                     and Chief Operating Officer


Date May 25, 2000                                Date May 25, 2000



By  Arthur T. Doak                               By  /s/ William L. Miller
    --------------                                   ---------------------
    Arthur T. Doak                                   William L. Miller
    Director                                         Chairman of the Board,
                                                     Director


Date May 25, 2000                                Date May 25, 2000


By  /s/ Suzanne B. Fitzgerald                    By  /s/ Peter D. Visnic
    -------------------------                        ---------------------
    Suzanne B. Fitzgerald                            Peter D. Visnic
    Director                                         Director



Date May 25, 2000                                Date May 25, 2000



By  /s/ Timothy M. O'Hara                        By  /s/ James R. Platte
    ---------------------                            -------------------
    Timothy O'Hara                                   James R. Platte
    Director                                         Director


Date May 25, 2000                               Date May 25, 2000

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Illinois, on June 19, 2000.

                                           POTTERS BANK 401(K)
                                           RETIREMENT SAVINGS PLAN

                                           By:  FIRST BANKERS TRUST COMPANY

                                           By:  /s/ Deborah J. Staff
                                                --------------------
                                                Its: Adm. Asst.

                                  EXHIBIT INDEX

     Exhibit No.           Document
     -----------           --------

     4(c) Amendment to the Potters Savings and Loan 401(k) Retirement Savings Plan, as amended
     4(d)                  Amendment to the Potters  Savings and Loan 401(k)
                           Retirement Savings Plan

     23                    Consent of Independent Auditors


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